UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2006
KB Home
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10990 Wilshire Blvd., Los Angeles, California		90024

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 231-4000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 12, 2006, KB Home (the “Company”) entered into an agreement with Mr. Bruce Karatz, the Company’s former Chairman and Chief Executive Officer (the “Tolling Agreement”), pursuant to which Mr. Karatz has voluntarily agreed to pay the Company the difference between the initial strike price and the closing price on the new measurement date for certain annual stock options grants he has exercised that were incorrectly priced. In addition, with respect to certain unexercised options Mr. Karatz has agreed that each new strike price will be the closing price on the new measurement date. The Company and Mr. Karatz have not agreed upon the other terms of his departure from the Company and the Tolling Agreement provides that both parties reserve all rights. A copy of the Tolling Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2006, Mr. Karatz retired as Chief Executive Officer, Chairman and a director of the Company, effective immediately. Mr. Jeffrey T. Mezger, 51, the Company’s Executive Vice President and Chief Operating Officer since 1999, was appointed by the Board as Chief Executive Officer, a director and a member of the Board’s Executive Committee.

Item 8.01	Other Events.
On November 12, 2006, the Company announced that a subcommittee of the Audit and Compliance Committee of the Board of Directors and its independent legal counsel conducting an investigation into the Company’s past stock option practices have concluded that the Company used incorrect measurement dates for financial reporting purposes for annual stock option grants during the period from 1998 to 2005. The Company expects that the incremental non-cash compensation expense arising from these errors is not likely to exceed an aggregate of $50 million, spread over the vesting periods of the options in question. The errors may also require an increased tax provision. The Company is evaluating, with its independent auditors, whether a restatement of certain previously-filed financial statements will be required. The Company has cooperated and will continue to cooperate with the inquiry of the SEC and other government agencies.
The Board of Directors has announced a series of actions in a press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
Exhibits
99.1 Tolling Agreement
99.2 Press release of KB Home dated November 12, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KB Home
November 12, 2006	By:	/s/ WILLIAM R. HOLLINGER
		Name:	William R. Hollinger
		Title:	Senior Vice President, Controller

Exhibit Index

Exhibit No.	Description
99.1	Tolling Agreement

99.2	Press release of KB Home dated November 12, 2006.